Preferred Apartment Communities, Inc. Provides Rent Collection Updates

Atlanta, GA, July 14, 2020

Preferred Apartment Communities, Inc. (NYSE: APTS) ("PAC" or the "Company") today provided updates on the following cash rental collections1 activity, as of July 10, 2020 for the months of April, May & June:

MULTIHOUSING

Multifamily	Student Housing
April: 97% Collected	April: 97% Collected
May: 97% Collected	May: 96% Collected
June: 97% Collected	June: 96% Collected
GROCERY-ANCHORED RETAIL
April:     91% Collected
May:     86% Collected
June:    80% Collected2

OFFICE
April:     98% Collected
May:     96% Collected
June:     94% Collected2

1 Does not include negotiated deferred rent.
2 Including GSA leases paid in arrears.

"We believe these cash collection updates for the past three months support the view that our well-positioned and diversified portfolio should be able to navigate the current pandemic as it continues to evolve. This update also shows the consistency we continue to see across our business lines. We are especially pleased with our grocery-anchored retail business and our ability to collect rent for prior months as we move forward. This can be seen in the continued improvement in percentage collection from our previous updates released on April 24th, May 11th and June 4th," said Joel Murphy, President and Chief Executive Officer.

More complete details about these monthly collections and other business updates are included in a presentation on our website here: July 2020 Business Update. The Company will provide additional updates with its second quarter 2020 earnings results, which we intend to release on August 10, 2020, followed by our earnings call on August 11, 2020 at 11:00 am Eastern Time.

Additional information on how the Company is striving to protect and support our tenants, associates and local work force in connection with the COVID-19 pandemic can be found at https://pacapts.com/covid19/.

About Preferred Apartment Communities, Inc.
Preferred Apartment Communities, Inc. (NYSE: APTS) is a real estate investment trust engaged primarily in the ownership and operation of Class A multifamily properties, with select investments in grocery anchored shopping centers, Class A office buildings, and student housing properties. Preferred Apartment Communities’ investment objective is to generate attractive, stable returns for stockholders by investing in income-producing properties and acquiring or originating real estate loans. As of March 31, 2020, we owned or were invested in 123 properties in 15 states, predominantly in the Southeast region of the United States. Learn more at www.pacapts.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of forward-looking terminology such as "may," "trend," "will," "expects," "plans," "estimates," "anticipates," "projects," "intends," "believes," "goals," "objectives," "outlook" and similar expressions. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, (a) the impact of the coronavirus (COVID-19) pandemic on PAC’s business operations and the economic conditions in the markets in which PAC operates; (b) PAC’s ability to mitigate the impacts arising from COVID-19 and (c) those disclosed in PAC's filings with the Securities and Exchange Commission. PAC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, with respect to PAC's Series A1/M1 Redeemable Preferred Stock Offering, will arrange to send you a prospectus if you request it by calling John A. Isakson at (770) 818-4109, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The Series A1/M1 Redeemable Preferred Stock Offering prospectus, dated October 22, 2019, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183219000097/a424b5-2019seriesamshares.htm

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
John A. Isakson 770-818-4109
Chief Financial Officer
Email: jisakson@pacapts.com